Exhibit 5.2

November 14, 2019

AMC Networks Inc.

11 Penn Plaza

New York, New York 10001

Ladies and Gentlemen:

We have acted as Louisiana counsel to Badlands Productions I LLC, a Louisiana limited liability company, and Hap and Leonard Productions I LLC, a Louisiana limited liability company (collectively, the “Louisiana Guarantors” and individually, a “Louisiana Guarantor”), both direct or indirect wholly-owned subsidiaries of AMC Networks Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 filed on the date hereof (the “Registration Statement”) by the Company, the Louisiana Guarantors and the additional registrants named therein with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the Company from time to time, pursuant to Rule 415 promulgated under the Securities Act, of an indeterminate aggregate initial offering price or number of (a) debt securities of the Company (the “Debt Securities”) and (b) guarantees of the Debt Securities (the “Guarantees”), each to be issued pursuant to that certain Indenture, dated as of March 30, 2016, by and among the Company, as issuer, the guarantors named therein and U.S. Bank National Association, as Trustee (the “Indenture”) and one or more supplemental indentures.

In connection with the opinion set forth below, we have examined originals or certified copies of (a) the Registration Statement, (b) the articles of organization and operating agreement of each Louisiana Guarantor (collectively, the “Organizational Documents”), (c) a certificate of good standing for each Louisiana Guarantor issued by the Louisiana Secretary of State dated as of November 4, 2019 and (d) certain resolutions of the sole member of each Louisiana Guarantor dated as of November 1, 2019. We also have made such investigations of law and examined originals or copies of such other documents and records as we have deemed necessary and relevant as a basis for the opinion hereinafter expressed. We have relied as to certain matters on information and certificates obtained from public officials, officers of each Louisiana Guarantor and other sources believed by us to be responsible. In the course of the foregoing investigations and examinations, we have assumed (i) the genuineness of all signatures on, and the authenticity of, all documents and records submitted to us as originals and the conformity to original documents and records of all documents and records submitted to us as copies, (ii) the truthfulness of all statements of fact set forth in the documents and records examined by us and (iii) the legal capacity and competency of all natural persons.

Based on the foregoing and subject to the qualifications, limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.    Each Louisiana Guarantor has been duly organized and is an existing limited liability company in good standing under the laws of the State of Louisiana.

2.    Each Louisiana Guarantor has the limited liability company power and authority to authorize the form and terms of, and the performance, issuance and sale by the Louisiana Guarantor of, a Guarantee (and, if relevant, the execution and delivery of such Guarantee or any notation of such Guarantee) of any series of Debt Securities issued under the Indenture as contemplated by the Registration Statement.

3.    The Guarantees, upon being duly authorized by all limited liability company action, executed by an authorized signatory and delivered, will be validly authorized, executed and delivered for Louisiana limited liability company law purposes by the Louisiana Guarantors.

The opinions expressed herein are limited to the laws of the State of Louisiana, and we express no opinion as to the laws of any other jurisdiction (including the federal laws of the United States of America), or the local laws, ordinances or rules of any municipality, county or political subdivision of the State of Louisiana, or the effect any such laws may have on the matters set forth herein. The opinions expressed herein are limited to the matters stated herein, and no opinions are implied or may be inferred beyond the matters expressly stated herein. In no way limiting the generality of the foregoing, we express no opinion concerning the enforceability of the Indenture, the Debt Securities or the Guarantees.

This letter speaks only as of the date hereof. We assume no obligation to revise or supplement this letter should the presently applicable laws be changed by legislative action, judicial decision or otherwise. This opinion may be relied upon by the law firm of Sullivan & Cromwell LLP in connection with the legal opinion provided by that law firm that is included as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our Firm under the heading “Validity of the Debt Securities and Guarantees” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Walker LLP

Jones Walker LLP

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